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[LETTERHEAD]



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of View Tech, Inc:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 10, 1997 and January 21, 1998, included in View Tech, Inc.'s Form 8-K/A-1 filed on February 3, 1998 and to all references to our Firm included in this registration statement.


                                      /s/ MCSOLEY MCCOY & CO.
                                      ---------------------------
                                      McSOLEY McCOY & Co.


South Burlington, Vermont
June 4, 1998